                                                                     Exhibit 4.2


         FIRST SUPPLEMENTAL INDENTURE, dated as of May 23, 2001 (this "SUPPLEMENTAL INDENTURE"), between CITIZENS COMMUNICATIONS COMPANY, a Delaware corporation (the "ISSUER"), and THE CHASE MANHATTAN BANK, a corporation duly organized and existing under the laws of the State of New York, as trustee (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Issuer and the Trustee have duly executed and delivered an Indenture, dated as of May 23, 2001 (the "INDENTURE"), providing for the authentication, issuance, delivery and administration of unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series by the Issuer (the "SECURITIES");

         WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of two new series of Securities (the "NOTES") to be issued under the Indenture in an aggregate principal amount of up to $1,750,000,000, which may be authenticated and delivered as provided in the Indenture;

         WHEREAS, the Issuer desires to supplement and amend the provisions of the Indenture to issue the Notes;

         WHEREAS, Section 8.1 of the Indenture expressly permits the Issuer and the Trustee to enter into one or more supplemental indentures for the purposes, inter alia, of establishing the forms and terms of Securities of any series as permitted by Sections 2.1 and 2.3 of the Indenture or making certain provisions in the Indenture which the Issuer deems necessary or desirable, and permits the execution of such supplemental indentures without the consent of the Holders of any Securities then outstanding;

         WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Issuer has duly determined to execute and deliver to the Trustee this Supplemental Indenture; and

         WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, and legally binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof has been in all respects duly authorized;

         NOW, THEREFORE, in consideration of the premises, the Issuer and the Trustee mutually covenant and agree as follows:

         SECTION 1. DEFINITIONS.

         1.1 All terms contained in this Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Indenture.

         1.2 Unless the context otherwise requires, the following terms shall have the following meanings:

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "CAPITAL LEASE OBLIGATIONS" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

         "CUSTODIAN" means The Chase Manhattan Bank, as custodian of the Notes on behalf of the Depositary.

         "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means The Depository Trust Company or any other depositary from time to time specified pursuant to the Indenture.

         "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 4 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend.

         "GLOBAL NOTES" means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto that bears the Global Note Legend.

         "GLOBAL NOTE LEGEND" means the legend set forth in Section 4.3 that is required to be placed on all Global Notes issued under this Supplemental Indenture.

         "INDIRECT PARTICIPANT" means a person who holds a beneficial interest in a Global Note through a Participant.

         "LIEN" means, with respect to any property or assets (including capital stock), any mortgage or deed of trust, pledge, lien, hypothecation, assignment, deposit arrangement, security interest, charge, easement or zoning restriction that materially impairs usefulness or marketablility, encumbrance, security arrangement, Capital Lease Obligation, conditional sale, any other agreement that has the same economic effect with respect to such property or assets (including capital stock) as any of the above, or any sale and leaseback transaction.

         "PARTICIPANT" means a person who has an account with the Depositary.

         "PERMITTED LIENS" means:

               (a) Liens securing indebtedness and other obligations under the Issuer's senior bank financing and senior bank financing of its Restricted Subsidiaries including guarantees of indebtedness and other obligations under such senior bank financing up to 20% of the sum of total consolidated current assets and net property, plant and equipment of the Issuer as shown on or computed from the most recent quarterly or annual balance sheet filed by the Issuer with the Securities and Exchange Commission;

               (b) Liens existing at the date of this Supplemental Indenture;

               (c) Liens that secure debt that a Restricted Subsidiary owes to the Issuer or to another Restricted Subsidiary;

               (d) Liens on property (i) that secure the payment of the purchase price of such property or (ii) to secure debt incurred for development or improvement of such property; Liens on property, shares of stock or indebtedness of any entity that exists when (i) the Issuer acquires the property, (ii) it becomes a Restricted Subsidiary, (iii) is merged into or consolidated with the Issuer or a Restricted Subsidiary, or (iii) the Issuer or a Restricted Subsidiary acquires all or substantially all of the assets of the entity, provided that no such Lien extends to any other property of the Issuer or a Restricted Subsidiary; or Liens securing financings in amounts up to the value of assets, businesses and properties acquired by the Issuer or any Restricted Subsidiary after the date of this Supplemental Indenture, or any lien upon any property to secure all or part of the cost of construction thereof or to secured debt incurred prior to, at the time of, or within twelve months after completion of such construction or the commencement of full operations thereof (whichever is later), to provide funds for such purpose;

               (e) Liens on property to secure debt incurred for development or improvement of such property;

               (f) Liens securing (i) nondelinquent performance of bids or contracts (exclusive of bids or contracts for borrowed money, obtaining of advances or credit or the securing of debt), (ii) contingent obligations on surety and appeal bonds and (iii) other similar nondelinquent obligations, in each such case incurred in the ordinary course of business;

               (g) Liens securing Capital Lease Obligations, provided that (i) any such Lien attaches to the property within 270 days after the acquisition thereof and (ii) such Lien attaches solely to the property so acquired;

               (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit account or other funds, PROVIDED that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against the Issuer's access in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by the Issuer to provide collateral to the depository institution;

               (i) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation;

               (j) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

               (k) Liens arising solely by operation of law and in the ordinary course of business, such as mechanics', materialmen's, warehousemen's and carriers' Liens and Liens of landlords or of mortgages of landlords on fixtures and movable property located on premises leased in the ordinary course of business;

               (l) Liens on personal property (other than shares or debt of Restricted Subsidiaries) securing loans maturing in not more than one year or on accounts receivables in connection with a receivables financing program; and

               (m) extensions, renewals or replacement of any of the Liens described above, if limited to all or any part of the same property securing the original Lien.

         "REGISTRAR" means the registrar specified from time to time pursuant to
Section 3.2 of the Indenture.

         "RESTRICTED SUBSIDIARY" means, as of the date of this Supplemental Indenture, all Subsidiaries of the Issuer. The Board of Directors of the Issuer or a duly authorized committee thereof may at any time re-designate a Restricted Subsidiary to be an Unrestricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such re-designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. Any such designation or re-designation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or re-designation and an officers' certificate certifying that such designation or re-designation complied with the foregoing condition. The designation of any Subsidiary as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such designated Subsidiary as Unrestricted Subsidiaries; PROVIDED, HOWEVER, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Issuer of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

         "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement whereby the Issuer or a Restricted Subsidiary would sell or transfer and then the Issuer or a Restricted Subsidiary would lease back property from the purchaser or transferee.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SUBSIDIARY" means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of the equity interests (including joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or any partnership of which more than 50% of the partners' equity interests (considering all partners' equity interests as a single class) is, in each case, at the time owned or controlled directly or indirectly, by the Issuer or one or more of the Subsidiaries of the Issuer or any combination thereof.

         "UNRESTRICTED SUBSIDIARY" means every Subsidiary of the Issuer that is not a Restricted Subsidiary.

               SECTION 2. TERMS AND CONDITIONS OF THE SECURITIES.

               There is hereby authorized the following series of Notes:

               2.1 8.50% NOTES DUE 2006.

               (a) 8.50 % Notes due 2006 are hereby authorized and designated as the "8.50% Notes due 2006".

               (b) The 8.50% Notes due 2006 shall be in an aggregate principal amount of $700,000,000 and shall bear interest at a rate of 8.50% per annum, shall mature on May 15, 2006 and are subject to optional redemption, in whole or in part, at any time prior to the stated maturity date thereof pursuant to the terms set forth in the form of Note attached hereto.

               (c) The date from which interest will accrue on the 8.50% Notes due 2006, the interest payment dates of the 8.50% Notes due 2006, the record date with respect to each payment of interest on the 8.50% Notes due 2006 and all other terms of the 8.50% Notes due 2006 are set forth in the form of Note attached hereto.

               2.2 . 9.25% NOTES DUE 2011.

               (a) 9.25% Notes due 2011 are hereby authorized and designated as the "9.25% Notes due 2011".

               (b) The 9.25% Notes due 2011 shall be in an aggregate principal amount of $1,050,000,000 and shall bear interest at a rate of 9.25% per annum, shall mature on May 15, 2011 and are subject to optional redemption, in whole or in part, at any time prior to the stated maturity date thereof pursuant to the terms set forth in the form of Note attached hereto.

               (c) The date from which interest will accrue on the 9.25% Notes due 2011, the interest payment dates of the 9.25% Notes due 2011, the record date with respect to each payment of interest on the 9.25% Notes due 2011 and all other terms of the 9.25% Notes due 2011 are set forth in the form of Note attached hereto.

               2.3 ISSUANCE OF ADDITIONAL SECURITIES. The Issuer shall be permitted to amend this Supplemental Indenture in order to increase the aggregate principal amount of Notes of any series that may be issued hereunder without the consent of the Holders of Notes of any series so affected.

               SECTION 3. FORM OF NOTES.

               3.1 FORM OF GLOBAL NOTES. The Notes shall be issued in the form of Global Notes. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee, as custodian of the Global Notes, in accordance with instructions given by the Holder thereof as required by Section 4 hereof.

               SECTION 4. TRANSFER AND EXCHANGE.

               Notwithstanding any provisions to the contrary set forth in Article Two of the Indenture, the following terms and conditions shall govern the transfer and exchange of the Notes.

               4.1 TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary, (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 4 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 4, HOWEVER, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 4.2.

               4.2 TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture, as supplemented by this Supplemental Indenture, and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (a) or (b) below, as applicable:

               (a) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to register the transfers described in this Section 4.2(a).

               (b) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 4.2(a) above, the transferor of such beneficial interest must deliver to the Depositary either (1) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the Global Note, or in another Global Note in the case of an exchange, in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (2) (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture, as supplemented by this Supplemental Indenture, and the Notes or otherwise applicable under the Securities Act, the Custodian shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 4.4 hereof.

               4.3 LEGEND. Each Global Note issued under this Supplemental Indenture shall bear a legend on the face of the Global Note in substantially the following form:

               "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
               (I) THE CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.9 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.1 OF THE SUPPLEMENTAL INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               4.4 CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Custodian in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Custodian or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

               SECTION 5. COVENANTS.

               5.1 In connection with the Notes, Section 9.1 of the Indenture is hereby amended by deleting such section in its entirety and replacing it with the following:

               "LIMITATIONS ON MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. The Issuer will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), in any one transaction or in a series of related transactions, to any other corporation (in each case other than in a transaction in which the Issuer is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

                    (i) the entity formed by or surviving such consolidation or merger (if other than the Issuer), or to which such sale, lease, conveyance or other disposition will be made (collectively, the "Successor"), is a corporation, limited liability company or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor expressly assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Issuer under the Notes and the Indenture,

                    (ii) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default has occurred and is continuing.


         The foregoing provisions shall not apply to the disposition by the Issuer of any or all of the assets that are identified in the Issuer's March 31, 2001 financial statements as discontinued operations or assets held for sale or the disposition of Electric Lightwave, Inc."

               5.2 In addition to the covenants set forth in Article Three of the Indenture, the following additional covenant will apply to the Issuer in connection with the Notes.

               LIMITATIONS ON LIENS. The Issuer will not and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its property or assets (which includes capital stock), unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien. This Section 5.1(b) will not apply to secured debt that the Issuer or its Restricted Subsidiaries may issue, assume or guarantee or permit to exist up to 10% of the value of the consolidated total assets of the Issuer as shown on or computed from the most recent quarterly or annual balance sheet filed by the Issuer with the Securities and Exchange Commission.

               SECTION 6. MISCELLANEOUS.

               6.1 RATIFICATION OF INDENTURE. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

               6.2 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

               6.3 COUNTERPARTS. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all collectively but one instrument.

               6.4 THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the date first above written.



                                      CITIZENS COMMUNICATIONS COMPANY, as Issuer


                                      By: /S/ DONALD B. ARMOUR
                                          -------------------------------------
                                          Name:   Donald B. Armour
                                          Title:  Vice President Finance and
                                                  Treasurer



                                      THE CHASE MANHATTAN BANK, as Trustee


                                      By: /S/  JAMES D. HEANEY
                                          --------------------------------------
                                          Name:  James D. Heaney
                                          Title: Authorized Officer

                                                                       EXHIBIT A
                                  FORM OF NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS M AY BE REQUIRED PURSUANT TO SECTION 2.9 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 4.1 OF THE SUPPLEMENTAL INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.



                         Citizens Communications Company

____%                                                          NOTE DUE 20___


No. __


ORIGINAL ISSUE DATE: ________________

$________________                                        CUSIP:

         Citizens Communications Company, a corporation duly organized and existing under the laws of the State of Delaware (the "ISSUER"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $__________ [____________MILLION DOLLARS] on May __, 20___, at the corporate trust office of The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10011, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay semi-annually in arrears on May __ and November __ of each year (each, an "INTEREST PAYMENT DATE"), commencing November __, 20__, and at maturity (or on any redemption or repayment date) the amount of interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from May ___, 20__ or from the most recent Interest Payment Date to which interest has been paid or duly provided for until said principal sum has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

         The interest payable on any Interest Payment Date which is punctually paid or duly provided for on such Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on May 1 or November 1 (in each case, whether or not a Business Day), as the case may be (each, a "REGULAR RECORD DATE"), immediately preceding such Interest Payment Date. Interest payable on this Note which is not punctually paid or duly provided for on any Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name this Note is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date, and such interest may either (i) be paid to the Person in whose name this Note is registered at the close of business on a special record date to be established for such payment by the Trustee or (ii) be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, all as more fully provided in the Indenture referred to on the reverse hereof.

         Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. At the option of the Issuer, interest on the Notes may be paid by (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of holders of the Notes or (ii) at the expense of the Issuer, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to The Chase Manhattan Bank, as trustee (the "TRUSTEE"), by such Person by the applicable record date of the Notes

         Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

         IN WITNESS WHEREOF, CITIZENS COMMUNICATIONS COMPANY has caused this instrument to be signed by its duly authorized officers

Dated:   ______, 20___


                                            CITIZENS COMMUNICATIONS COMPANY

                                            By: _______________________________
                                                 Title:


                                     (SEAL)

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the debt securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: ______, 20__




                                                     THE CHASE MANHATTAN BANK,
                                                     as Trustee



                         By: __________________________
                         Authorized Officer

                                [REVERSE OF NOTE]


                  NOTE DUE

         1. INDENTURE. (a) This Note is one of a duly authorized issue of senior debt securities of the Issuer (hereinafter called the "NOTES") of a series designated as the ____% Notes Due 20__ of the Issuer, initially in an aggregate principal amount to $___________, all issued or to be issued under and pursuant to the Indenture, dated as of May 23, 2001, as supplemented by the First Supplemental Indenture, dated as of May 23, 2001 (as so amended and supplemented, the "INDENTURE"), between the Issuer and The Chase Manhattan Bank (the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan bank at its principal corporate trust office in The City of New York as the paying agent (the "PAYING AGENT", which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

         (b) Other debentures, notes, bonds or other evidences of indebtedness (together with the Notes, hereinafter called the "SECURITIES") may be issued under the Indenture in one or more series, which different series may vary from the Notes and each other, as in the Indenture provided.

         (c) All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         2. AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the holder of all Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         3. OBLIGATION TO PAY PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer or any other obligor on the Notes, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate, at the place and in the coin or currency herein prescribed.

         4. REDEMPTION. This Note may be redeemed, in whole or in part, at the option of the Issuer at any time, upon mailing a notice of such redemption not less than 30 days and not more than 60 days before the date of redemption to the holder of this Note as provided for in the Indenture, at a redemption price equal to the greater of (a) 100% of the principal amount of this Note to be redeemed then outstanding or (b) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Note to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points, in either of the above cases, plus accrued and unpaid interest to the date of redemption on the Note to be redeemed. For purposes of the foregoing provisions, the following terms, as used herein have the following meanings:

         "ADJUSTED TREASURY RATE" means, with respect to any redemption date:
(i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the Remaining Life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker (as defined below) as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("REMAINING LIFE").

         "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Issuer.

         "REFERENCE TREASURY DEALER" means: each of Morgan Stanley & Co.

Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., J.P. Morgan Securities Inc., First Union Securities, Inc., Fleet Securities, Inc. and TD Securities (USA) Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Issuer shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Issuer.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         5. CERTAIN COVENANTS. The Indenture restricts the ability of the Issuer and its Subsidiaries to incur certain liens, enter into certain sale and leaseback transactions or merge or consolidate with another company or sell, lease or convey all or substantially all of the Issuer's assets. These covenants are subject to the covenant defeasance procedures outlined in the Indenture.

         6. EFFECT OF EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing under the Indenture, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         7. DEFEASANCE. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Issuer with certain conditions set forth therein.

         8. DENOMINATIONS; EXCHANGES. (a) The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000 at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denomination.

         9. HOLDER AS OWNER. Prior to the due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer or the Trustee or any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         10. NO LIABILITY OF CERTAIN PERSONS. No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future incorporator, shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer, or any successor corporation, under any constitution, statute or rule of law or by the enforcement of any assessment or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

         11. LOST,THEFT OR DESTRUCTION. In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as maybe required in the premises) shall be delivered to the Trustee, a new Note or like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be born by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

         12. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law provisions thereof.

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR TAXPAYER
IDENTIFICATION NUMBER OF ASSIGNEE

--------------------------------------------

--------------------------------------------

--------------------------------------------

PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE,
OF ASSIGNEE

--------------------------------------------------------------

--------------------------------------------------------------

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the within Note of Citizens Communications Company and all rights thereunder and hereby irrevocably constitutes and appoints such person attorney to transfer such Note on the books of Citizens Communication Company, with full power of substitution in the premises.

Dated:


--------------------------------------------------------------
Signature

         NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH
                  THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. THE SIGNATURE SHOULD BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY, A MEMBER ORGANIZATION OF A NATIONAL STOCK EXCHANGE OR BY SUCH OTHER ENTITY WHOSE SIGNATURE IS ON FILE WITH AND ACCEPTABLE TO THE TRANSFER AGENT.

  Tax Identification No.:

Signature Guarantee:

---------------------------------------